 Exhibit 99.1

MACH NATURAL RESOURCES LP

Unaudited Pro Forma Condensed Combined Statement of Operations

Introduction

Mach Natural Resources LP (the “Company”) is a limited partnership focused on the acquisition, development and production of oil, natural gas and natural gas liquid (“NGL”) reserves in the Anadarko Basin region of Western Oklahoma, Southern Kansas and the panhandle of Texas; the San Juan Basin region of New Mexico and Colorado; and the Permian Basin region of West Texas.

On July 9, 2025, the Company entered into a membership interest purchase agreement (the “IKAV Purchase Agreement”) with VEPU Inc. and Simlog Inc. (collectively, the “IKAV Sellers”), pursuant to which the Company would acquire one hundred percent (100%) of the IKAV Sellers’ membership interests in certain rights, titles and interests in oil and gas properties, rights and related assets located in certain designated lands in the San Juan Basin of New Mexico and Colorado. Specifically, the Company acquired 100% of the membership interests of SIMCOE LLC (“SIMCOE”) and Simlog LLC from VEPU Inc. and Simlog Inc, respectively. Simlog LLC owns 100% of the issued and outstanding equity interests of SJ INVESTMENT OPPS LLC (“SJ” and together with SIMCOE, the “IKAV Companies”), which represents substantially all of Simlog LLC. On September 16, 2025, the Company entered into that certain First Amendment to the IKAV Purchase Agreement (the “IKAV Purchase Agreement Amendment” and together with the IKAV Purchase Agreement, the “IKAV MIPA”).

On September 16, 2025, the Company acquired the IKAV Companies, pursuant to the IKAV MIPA, for consideration of approximately $759.6 million comprising (i) $349.8 million in cash and (ii) 30.6 million common units of the Company (the “IKAV Unit Consideration”), subject to certain customary post-close adjustments (such transaction, the “IKAV Acquisition”). The IKAV Unit Consideration has a value of approximately $409.9 million.

On July 9, 2025, the Company entered into a Purchase and Sale Agreement (the “Sabinal PSA”) with Sabinal Energy Operating, LLC, Sabinal Resources, LLC and Sabinal CBP, LLC (collectively, the “Sabinal Sellers”), pursuant to which the Company would acquire certain oil and gas assets located in certain designated lands in the Permian Basin (the “Sabinal Assets”).

On September 16, 2025, the Company acquired the Sabinal Assets, pursuant to the Sabinal PSA, for consideration of approximately $448.0 million comprising (i) $194.1 million in cash and (ii) 19.0 million common units (the “Sabinal Unit Consideration”), subject to certain customary post-close adjustments (such transaction, the “Sabinal Acquisition” and together with the IKAV Acquisition, the “Transactions”). The Sabinal Unit Consideration has a value of approximately $253.9 million.

The unaudited pro forma condensed combined statement of operations (the “pro forma statement of operations”) has been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, using assumptions set forth in the notes to the unaudited pro forma statement of operations. The following pro forma statement of operations reflects the historical results of the Company, SIMCOE, SJ, and Sabinal Energy Operating, LLC and subsidiaries (“Sabinal”) on a pro forma basis to give effect to the Transactions, which are described in further detail below, as if they had occurred on January 1, 2025:

1.	The consummation of the IKAV Acquisition pursuant to the terms of the IKAV MIPA.

2.	The consummation of the Sabinal Acquisition pursuant to the terms of the Sabinal PSA.

3.	The entrance into the First Amendment to the Company’s credit agreement as further described in “Note 1 – Basis of Pro Forma Presentation” included elsewhere in the notes to the pro forma statement of operations.

The pro forma adjustments are based on currently available information which is considered preliminary and is based on certain estimates and assumptions. Therefore, the actual adjustments may differ from the pro forma adjustments. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the Transactions as contemplated and the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the pro forma statement of operations. The Company has not included any adjustments depicting synergies or dis-synergies of the Transactions.

The pro forma statement of operations and related notes are presented for illustrative purposes only. If the Transactions had occurred in the past, the Company’s operating results might have been materially different from those presented in the pro forma statement of operations. The pro forma statement of operations should not be relied upon as an indication of operating results that the Company would have achieved if the IKAV Acquisition and the Sabinal Acquisition had taken place on the date specified. In addition, future results may vary significantly from the results reflected in the pro forma statement of operations and should not be relied upon as an indication of the future results the Company.

MACH NATURAL RESOURCES LP

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2025

(in thousands, except per unit data)

	Mach Natural Resources LP (Historical)	IKAV Companies As Adjusted (See Note 4)	Sabinal Assets As Adjusted (See Note 5)	Transaction Accounting Adjustments (Pro Forma)		Mach Natural Resources LP Combined (Pro Forma)
Revenue
Oil, natural gas, and NGL sales	$1,037,650	$197,153	$171,865	$—		$1,406,668
Gain (loss) on oil and natural gas derivatives	81,289	676	—	—		81,965
Midstream revenue	27,561	11,366	—	—		38,927
Product sales	28,890	—	—	—		28,890
Gas off-take agreement amortization	—	14,654	—	(14,654)	(a)	—
Other revenues	—	337	—	—		337
Total revenues	1,175,390	224,186	171,865	(14,654)		1,556,787

Operating expenses
Gathering and processing	138,836	38,094	—	—		176,930
Lease operating expense	263,793	78,361	66,700	—		408,854
Production taxes	48,761	17,937	13,501	—		80,199
Midstream operating expense	13,319	—	—	—		13,319
Cost of product sales	25,901	—	—	—		25,901
Depreciation, depletion, amortization and accretion – oil and natural gas	280,459	63,031	—	19,913	(b)	363,403
Depreciation and amortization – other	12,305	1,382	—	3,696	(c)	17,383
General and administrative	49,236	27,507	—	—		76,743
General and administrative – related party	7,400	—	—	—		7,400
Impairment of oil and gas properties	90,430	—	—	—		90,430
Total operating expenses	930,440	226,312	80,201	23,609		1,260,562
Income (loss) from operations	244,950	(2,126)	91,664	(38,263)		296,225

Other (expense) income
Interest expense	(72,219)	(13,642)	—	(23,100)	(d)	(108,961)
Loss on debt extinguishment	(18,540)	—	—	—		(18,540)
Other income (expense), net	(11,207)	25	—	—		(11,182)
Total other expense	(101,966)	(13,617)	—	(23,100)		(138,683)
Net income (loss)	$142,984	$(15,743)	$91,664	$(61,363)		$157,542
Net income per common unit:
Basic	$1.09			$(0.14)	(f)	$0.95
Diluted	$1.09			$(0.15)	(f)	$0.94
Weighted average common units outstanding:
Basic	131,455			35,200	(e)	166,655
Diluted	131,537			35,200	(e)	166,737

The accompanying notes are an integral part of this unaudited pro forma condensed combined statement of operations.

MACH NATURAL RESOURCES LP

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Note 1 – Basis of Pro Forma Presentation

The historical financial information included herein is derived from the financial statements of the Company, the IKAV Companies and Sabinal. For purposes of the pro forma statements of operations, it is assumed that each of the Transactions took place on January 1, 2025.

The pro forma statement of operations reflects i) the consummation of the IKAV Acquisition pursuant to the terms of the IKAV MIPA, ii) the consummation of the Sabinal Acquisition pursuant to the terms of the Sabinal PSA and iii) the entrance in the First Amendment to the Company’s credit agreement.

In conjunction with the closing of the Transactions, the First Amendment to the Company’s credit agreement provided for an increase to the in the borrowing base of $700.0 million and established an aggregate term loan commitment amount of $450.0 million, which was fully funded in connection with the closing of the Transactions. The Company’s term loan bears interest at a rate equal to Term SOFR plus a margin of 4.00% per annum.

The pro forma statement of operations reflects pro forma adjustments that are based on available information and certain assumptions that management believes are reasonable. However, actual results may differ from those reflected in these statements. In management’s opinion, all adjustments known to date that are necessary to fairly present the pro forma information have been made. The pro forma statement of operations does not purport to represent what the combined entity’s results of operations would have been if the Transactions had actually occurred on January 1, 2025, nor are they indicative of the Company’s future results of operations.

This pro forma statement of operations should be read in conjunction with the historical financial statements for the year ended December 31, 2025 included in the Company’s Annual Report on Form 10-K , as well as the historical financial statements of the IKAV Companies and Sabinal included in previous 8-K filings.

Note 2 – Purchase Price Allocations

The IKAV Acquisition was accounted for as a business combination, under the acquisition method, as the Company obtained control of a business by obtaining the legal right to use and develop the oil and natural gas properties included in the IKAV MIPA, as well as additional oil and gas related assets that can be used to enhance the value of the business. The allocation of the purchase price for the IKAV Acquisition was based upon management’s estimates of and assumptions related to the fair value of assets acquired and liabilities assumed using available information.

The table below reflects the fair value estimates of the assets acquired and liabilities assumed as of the acquisition date. Below is a reconciliation of the assets acquired and liabilities assumed (in thousands, except unit data):

IKAV Acquisition
Consideration transferred:
Common units issued	30,611,264
Closing price of common units on September 15, 2025	$13.39
Equity consideration	$409,885
Cash consideration	349,763
Total acquisition consideration	$759,648
Assets acquired:
Proved oil and natural gas properties	$767,840
Accounts receivable	60,367
Short-term derivative assets	5,470
Inventories	14,134
Other current assets	13,885
Other property, plant and equipment	101,563
Other assets	3,843
Total assets acquired	967,102
Liabilities assumed:
Outstanding checks in excess of bank balance	1,574
Accounts payable and accrued liabilities	92,834
Revenue payable	16,407
Other current liabilities	331
Asset retirement obligations	86,948
Long-term derivative liabilities	2,187
Other long-term liabilities	7,173
Total liabilities assumed	207,454
Net assets acquired	$759,648

The Sabinal Acquisition was accounted for as an asset acquisition as substantially all of the gross fair value of the Sabinal Assets was concentrated in proved oil and natural gas properties, which were considered to be a group of similar identifiable assets. The allocation of the purchase price for the Sabinal Acquisition was based upon management’s estimates of and assumptions related to the fair value of assets acquired and liabilities assumed using available information.

The table below reflects the fair value estimates of the assets acquired and liabilities assumed as of the acquisition date. Below is a reconciliation of the assets acquired and liabilities assumed (in thousands, except unit data):

Sabinal Acquisition
Consideration transferred:
Common units issued	18,960,034
Closing price of common units on September 15, 2025	$13.39
Equity consideration	$253,875
Cash consideration	190,457
Capitalized transaction costs	3,669
Total acquisition consideration	$448,001
Assets acquired:
Proved oil and natural gas properties	$494,749
Inventories	4,575
Other property, plant and equipment	353
Other assets	144
Short-term derivative assets	5,793
Long-term derivative assets	7,246
Total assets acquired	512,860
Liabilities assumed:
Accrued liabilities	6,617
Revenue payable	1,222
Asset retirement obligations	57,020
Total liabilities assumed	64,859
Net assets acquired	$448,001

Note 3 – Pro Forma Adjustments and Assumptions

The pro forma statement of operations has been prepared to illustrate the effect of the Transactions and has been prepared for informational purposes only.

The preceding pro forma statement of operations has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaced the previous pro forma adjustment criteria with simplified requirements to depict the accounting for the Transactions (“Transaction Accounting Adjustments”) and allows for supplemental disclosure of the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management Adjustments”). Management has elected not to disclose Management Adjustments.

The Company made the following adjustments and assumptions in preparation of the pro forma statement of operations:

a)	Adjustment reflects elimination of the amortization as a result of removing the gas off-take liability as it is now included within the preliminary fair value of oil and gas properties.

b)	Adjustments reflect changes to depreciation, depletion and amortization expense that would have been incurred as a result of the preliminary fair value of acquired oil and natural gas properties under the full cost method of accounting.

c)	Adjustments reflect changes to depreciation and amortization of other assets that would have been incurred based on the preliminary fair value of acquired other property and equipment.

d)	Adjustments reflect the elimination of interest expense for the IKAV Companies and Sabinal and the additional interest expense related to the Company’s amended credit facility. The increase to the Company’s credit facility is made up of a $450.0 million term loan bearing interest at 9.8% and a $52.1 million increase to its revolver bearing interest at 7.9%.

e)	Adjustments reflect the common units issued as consideration transferred for the Transactions on a pro forma basis assuming the common units issued on September 16, 2025 were outstanding from January 1, 2025.

f)	Adjustments reflect the pro forma impact of the Transactions, including the issuance of additional common units of the Company, on the calculation of net income per common unit.

Note 4 – Historical Financial Information of the IKAV Companies

The following table presents pro forma adjustments to the historical financial information of the IKAV Companies. Certain reclassification adjustments were made to the financial statement presentation of the IKAV Companies in order to conform with the Company’s financial statement presentation.

The historical statement of operations for the IKAV Companies for the period from January 1, 2025 through September 16, 2025 and related adjustments are presented below (in thousands):

	SIMCOE LLC (Historical)[1]	SJ INVESTMENT OPPS LLC (Historical)[1]	SIMCOE LLC (Historical)[2]	SJ INVESTMENT OPPS LLC (Historical)[2]	Reclassification Adjustments	IKAV Companies As Adjusted
Revenue
Oil, gas and plant products	$120,219	$—	$54,074	$—	$(174,293)	$—
Natural gas	—	16,287	—	6,573	(22,860)	—
Oil, natural gas, and NGL sales	—	—	—	—	197,153	197,153
Gain on oil and natural gas derivatives	—	—	—	—	676	676
Midstream revenue	6,976	—	4,103	—	287	11,366
Gas off-take agreement amortization	10,466	—	4,188	—	—	14,654
Saltwater disposal revenues	220	—	67	—	(287)	—
Rental revenue	87	—	48	—	(135)	—
Other revenues	202	—	—	—	135	337
Total revenues	138,170	16,287	62,480	6,573	676	224,186

Operating expenses
Gathering and processing	21,394	4,489	10,508	1,703	—	38,094
Workover	6,647	158	4,410	184	(11,399)	—
Lease operating expense	42,482	2,202	21,077	1,201	11,399	78,361
Production taxes	10,100	1,663	5,355	819	—	17,937
Midstream operating expense	—	—	—	—	—	—
Accretion expense	2,674	9	900	4	(3,587)	—
Depreciation, depletion and amortization	37,715	7,119	13,709	2,283	(60,826)	—
Depreciation, depletion, amortization and accretion – oil and natural gas	—	—	—	—	63,031	63,031
Depreciation and amortization – other	—	—	—	—	1,382	1,382
General and administrative	2,097	448	10,592	1,548	12,822	27,507
General and administrative – related party	10,362	2,460	—	—	(12,822)	—
Total operating expenses	133,471	18,548	66,551	7,742	—	226,312
Income (loss) from operations	4,699	(2,261)	(4,071)	(1,169)	676	(2,126)

Other (expense) income
Interest expense	(5,688)	(2,838)	(3,794)	(1,322)	—	(13,642)
Foreign currency gain	27	—	(2)	—	(25)	—
(Loss) gain on derivatives, net	(494)	(6,371)	2,992	4,549	(676)	—
Other income (expense), net	—	—	—	—	25	25
Total other expense	(6,155)	(9,209)	(804)	3,227	(676)	(13,617)
Net loss	$(1,456)	$(11,470)	$(4,875)	$2,058	$—	$(15,743)

[1]	Reflects the historical operations of the IKAV Companies for the six months ended June 30, 2025.
[2]	Reflects the historical operations of the IKAV Companies for the period from July 1, 2025 through September 16, 2025, the date the IKAV Acquisition was closed.

Note 5 – Historical Financial Information of Sabinal

The following table presents pro forma adjustments to the historical financial information of Sabinal. In addition to carve-out adjustments for certain oil and natural gas properties and activities that were not acquired from Sabinal as part of the Sabinal Acquisition, certain reclassification adjustments were made to the financial statement presentation of Sabinal in order to conform with the Company’s financial statement presentation.

The Company made adjustments to Sabinal’s historical statement of operations for the period from January 1, 2025 through September 16, 2025 as shown below in (a) to reflect the carve-out of revenues and operating expenses for certain oil and natural gas properties that were not acquired from Sabinal as part of the Sabinal Acquisition. The historical statement of operations for Sabinal for the period from January 1, 2025 through September 16, 2025 and related adjustments are presented below (in thousands):

	Sabinal Energy Operating, LLC (Historical)[1]	Sabinal Assets Carve-out Adjustments (a)	Sabinal Energy Operating, LLC (Historical)[2]	Reclassification Adjustments	Sabinal Assets As Adjusted
Revenue
Oil sales	$132,463	$(11,258)	$47,992	$(169,197)	$—
Natural gas sales	493	(218)	79	(354)	—
Natural gas liquids sales	2,038	(245)	521	(2,314)	—
Oil, natural gas, and NGL sales	—	—	—	171,865	171,865
Total revenues	134,994	(11,721)	48,592	—	171,865

Operating expenses
Workover expenses	10,761	(156)	5,745	(16,350)	—
Lease operating expense	33,898	(935)	17,387	16,350	66,700
Production taxes	12,050	(823)	2,274	—	13,501
Accretion expense	2,706	(2,706)	—	—	—
Depreciation, depletion and amortization	26,516	(26,516)	—	—	—
Exploration and abandonment expense	437	(437)	—	—	—
General and administrative	7,461	(7,461)	—	—	—
Total operating expenses	93,829	(39,034)	25,406	—	80,201
Income from operations	41,165	27,313	23,186	—	91,664

Other (expense) income
Interest expense	(8,374)	8,374	—	—	—
Gain on derivatives, net	17,851	(17,851)	—	—	—
Other income (expense), net	3,374	(3,374)	—	—	—
Total other expense	12,851	(12,851)	—	—	—
Income before taxes	54,016	14,462	23,186	—	91,664

Tax expense	400	(400)	—	—	—
Net income	$53,616	$14,862	$23,186	$—	$91,664

[1]	Reflects the historical operations of Sabinal for the six months ended June 30, 2025.
[2]	Reflects the revenues and direct operating expenses of the acquired Sabinal Assets for the period from July 1, 2025 through September 16, 2025, the date the Sabinal Acquisition was closed. Historical information for Sabinal is not available for this stub period.

Note 6 – Supplementary Disclosure for Oil and Natural Gas Producing Activities

Oil and natural gas reserves

The following tables present the estimated pro forma combined net proved developed and undeveloped oil, natural gas and NGLs reserves information as of December 31, 2025 for the Company’s proved reserves, along with a summary of changes in quantities for the year ended December 31, 2025. The disclosures below are derived from the “Proved Reserves Summary” for the year ended December 31, 2025 included within the Company’s Annual Report on Form 10-K. Reserve quantities cannot be measured with precision and their estimation requires many judgmental determinations and frequent revisions. The estimates below are in certain instances presented on a “barrels of oil equivalent” or “Boe” basis. To determine Boe in the following tables, natural gas is converted to a crude oil equivalent at the ratio of six Mcf of natural gas to one barrel of crude oil equivalent.

The pro forma oil and natural gas reserves information is not necessarily indicative of the results that might have occurred had the Transactions been completed on January 1, 2025 and is not intended to be a projection of future results. Future results may vary significantly from the results reflected because of various factors, including those discussed in Part I, Item 1A. “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

The pro forma net proved developed and proved undeveloped oil, natural gas, and NGL reserves as of December 31, 2024 and 2025 and the changes in the pro forma quantities of net remaining proved reserves for the year ended December 31, 2025 are as follows:

	Oil and Condensate (MBbls)
	Mach Natural Resources LP (Historical)	IKAV Acquisition Pro Forma Adjustments	Sabinal Acquisition Pro Forma Adjustments	Mach Natural Resources LP Combined (Pro Forma)
Proved Developed and Undeveloped Reserves as of:
December 31, 2024	67,435	618	54,163	122,216
Revisions of previous estimates	(8,210)	96	(2,429)	(10,543)
Purchases in place	52,692	(667)	(49,181)	2,844
Extensions, discoveries and other additions	—	—	—	—
Sales in place	—	—	—	—
Production	(7,719)	(47)	(2,553)	(10,319)
December 31, 2025	104,198	—	—	104,198

Proved Developed Reserves as of:
December 31, 2024	46,056	618	47,339	94,013
December 31, 2025	90,869	—	—	90,869

Proved Undeveloped Reserves as of:
December 31, 2024	21,379	—	6,824	28,203
December 31, 2025	13,329	—	—	13,329

	Natural Gas (MMcf)
	Mach Natural Resources LP (Historical)	IKAV Acquisition Pro Forma Adjustments	Sabinal Acquisition Pro Forma Adjustments	Mach Natural Resources LP Combined (Pro Forma)
Proved Developed and Undeveloped Reserves as of:
December 31, 2024	1,072,002	809,579	5,697	1,887,278
Revisions of previous estimates	199,215	988,147	(464)	1,186,898
Purchases in place	1,773,560	(1,713,090)	(4,975)	55,495
Extensions, discoveries and other additions	—	—	—	—
Sales in place	—	—	—	—
Production	(135,026)	(84,636)	(258)	(219,920)
December 31, 2025	2,909,751	—	—	2,909,751

Proved Developed Reserves as of:
December 31, 2024	808,820	809,579	5,697	1,624,096
December 31, 2025	2,176,382	—	—	2,176,382

Proved Undeveloped Reserves as of:
December 31, 2024	263,182	—	—	263,182
December 31, 2025	733,369	—	—	733,369

	NGLs (MBbls)
	Mach Natural Resources LP (Historical)	IKAV Acquisition Pro Forma Adjustments	Sabinal Acquisition Pro Forma Adjustments	Mach Natural Resources LP Combined (Pro Forma)
Proved Developed and Undeveloped Reserves as of:
December 31, 2024	91,150	12,390	1,993	105,533
Revisions of previous estimates	7,241	7,038	(33)	14,246
Purchases in place	24,691	(18,415)	(1,866)	4,410
Extensions, discoveries and other additions	—	—	—	—
Sales in place	—	—	—	—
Production	(7,507)	(1,013)	(94)	(8,614)
December 31, 2025	115,575	—	—	115,575

Proved Developed Reserves as of:
December 31, 2024	66,772	12,390	1,887	81,049
December 31, 2025	90,793	—	—	90,793

Proved Undeveloped Reserves as of:
December 31, 2024	24,378	—	106	24,484
December 31, 2025	24,782	—	—	24,782

	Total (MBoe)
	Mach Natural Resources LP (Historical)	IKAV Acquisition Pro Forma Adjustments	Sabinal Acquisition Pro Forma Adjustments	Mach Natural Resources LP Combined (Pro Forma)
Proved Developed and Undeveloped Reserves as of:
December 31, 2024	337,250	147,938	57,105	542,293
Revisions of previous estimates	32,234	171,825	(2,539)	201,519
Purchases in place	372,979	(304,597)	(51,876)	16,506
Extensions, discoveries and other additions	—	—	—	—
Sales in place	—	—	—	—
Production	(37,730)	(15,166)	(2,690)	(55,586)
December 31, 2025	704,732	—	—	704,732

Proved Developed Reserves as of:
December 31, 2024	247,630	147,938	50,175	445,743
December 31, 2025	544,392	—	—	544,392

Proved Undeveloped Reserves as of:
December 31, 2024	89,620	—	6,930	96,550
December 31, 2025	160,340	—	—	160,340

Standardized measure of discounted future net cash flows

The following tables present the pro forma standardized measure of discounted future net cash flows (the “pro forma standardized measure”) applicable to the Company’s proved reserves as of December 31, 2025. The future cash flows are discounted at 10% per year and assume continuation of existing economic conditions.

The standardized measure of discounted future net cash flows, in management’s opinion, should be examined with caution. The basis for this table is the reserve studies prepared by independent petroleum engineering consultants, which contain imprecise estimates of quantities and rates of production of reserves. Revisions of previous year estimates can have a significant impact on these results. Also, exploration costs in one year may lead to significant discoveries in later years and may significantly change previous estimates of proved reserves and their valuation. Therefore, the standardized measure of discounted future net cash flow is not necessarily indicative of the fair value of the Company’s proved oil and natural gas properties.

The data presented should not be viewed as representing the expected cash flow from, or current value of, existing proved reserves since the computations are based on a large number of estimates and assumptions. Reserve quantities cannot be measured with precision and their estimation requires many judgmental determinations and frequent revisions. Actual future prices and costs are likely to be substantially different from the prices and costs utilized in the computation of reported amounts.

The pro forma standardized measure information set forth below gives effect to the Transactions as if they had been completed on January 1, 2025. The pro forma standardized measure is not necessarily indicative of the results that might have occurred had the Transactions been completed on January 1, 2025 and is not intended to be a projection of future results. Future results may vary significantly from the results reflected because of various factors, including those discussed in Part I, Item 1A. “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

The pro forma standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves as of December 31, 2025 is as follows:

	(in thousands)
	Mach Natural Resources LP (Historical)	IKAV Acquisition Pro Forma Adjustments	Sabinal Acquisition Pro Forma Adjustments	Mach Natural Resources LP Combined (Pro Forma)
Future cash inflows	$15,144,885	$—	$—	$15,144,885
Future costs:
Production costs[1]	(7,113,445)	—	—	(7,113,445)
Development costs[2]	(1,897,458)	—	—	(1,897,458)
Income taxes[3]	(17,761)	—	—	(17,761)
Future net cash flows	6,116,221	—	—	6,116,221
10% annual discount	(3,036,223)	—	—	(3,036,223)
Standardized measure	$3,079,998	$—	$—	$3,079,998

[1]	Production costs include production severance taxes, ad valorem taxes and operating expenses.
[2]	Development costs include plugging expenses, net of salvage and net capital investment.
[3]	Represents Texas franchise tax.

Changes in standardized measure

The changes in the pro forma standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves for the year ended December 31, 2025 are as follows:

	(in thousands)
	Mach Natural Resources LP (Historical)	IKAV Acquisition Pro Forma Adjustments	Sabinal Acquisition Pro Forma Adjustments	Mach Natural Resources LP Combined (Pro Forma)
Standardized measure, beginning of period	$1,889,755	$187,128	$932,770	$3,009,653
Revisions of previous quantity estimates	209,397	634,385	(50,608)	793,174
Changes in estimated future development costs	(34,703)	(264,027)	74,170	(224,560)
Purchases of minerals in place	1,496,037	(774,437)	(629,634)	91,966
Net changes in prices and production costs	18,371	291,462	(333,228)	(23,395)
Divestiture of reserves	—	—	—	—
Accretion of discount	189,036	13,255	66,071	268,362
Net change in taxes	(7,413)	—	—	(7,413)
Sales of oil and gas produced, net of production costs	(586,260)	(89,794)	(91,664)	(767,718)
Development costs incurred during the period	76,192	35,400	21,127	132,719
Change in timing of estimated future production and other	(170,414)	(33,372)	10,996	(192,790)
Standardized measure, end of period	$3,079,998	$—	$—	$3,079,998